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                                                                    Exhibit 23.1


When the transaction referred to in the second paragraph in Note 12 of the Notes to Financial Statements has been consummated, we will be in a position to render the following consent.

                                                                        KPMG LLP

Philadelphia, Pennsylvania
November 8, 20000


                             Accountants' Consent

The Board of Directors
Adolor Corporation:

   We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.




Philadelphia, Pennsylvania